UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2010

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Walter Killough Employment Agreement

On June 17, 2010, dELiA*s, Inc., a Delaware corporation (the “Company”), and Walter Killough entered into an amendment (the “Amendment”) to Mr. Killough’s employment agreement, dated as of December 2, 2008. As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2010, the Board of Directors of the Company appointed Walter Killough as Chief Executive Officer of the Company, effective May 14, 2010. Mr. Killough previously served as the Company’s Chief Operating Officer. Pursuant to the Amendment, among other things:

•	The term of Mr. Killough’s employment has been extended from December 2, 2012 to June 2, 2013.

•	Mr. Killough’s base salary has been increased from $400,000 per annum to $525,000 per annum, subject to annual review by the Company’s Compensation Committee of the Board of Directors.

•

Mr. Killough’s target annual incentive award under the Company’s Management Incentive Plan has increased from no less than 60% of his base salary to no less than 90% of his base salary. Such bonus is contingent on achieving Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) or other targets approved annually by the Company’s Board of Directors.

The foregoing are summaries of certain material terms and conditions of the Amendment, and are qualified in their entireties by the full text of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference.

2010 Management Incentive Plan

On June 17, 2010, the independent members of the Board of Directors of the Company approved the Company’s 2010 Management Incentive Plan (the “Plan”), which establishes a bonus pool for the payment of cash bonus awards, based upon the achievement of specified Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA levels, by the Company or, for certain employees, by one of its divisions for the fiscal year ending January 29, 2011 (“fiscal 2010”), to certain employees of the Company, including Walter Killough, Chief Executive Officer (Principal Executive Officer), David J. Dick, Chief Financial Officer and Treasurer (Principal Financial Officer), and the two other named executive officers: Michele Donnan Martin, President, dELiA*s Brand, and Marc G. Schuback, Vice President, General Counsel and Secretary. Set forth below are the percentages of base salary each of the individuals named above would receive under the Plan for fiscal 2010 in the event that specified EBITDA levels are achieved:

Name	Threshold EBITDA	Target EBITDA	Stretch EBITDA
Walter Killough	45%	90%	120%
Michele Donna Martin	30%	60%	80%
David J. Dick	15%	30%	40%
Marc G. Schuback	15%	30%	40%

The threshold, target and stretch EBITDA levels were set by the independent members of our board of directors at specified amounts in excess of EBITDA levels contained in our internal, annual operating plan for fiscal 2010. EBITDA will be calculated by taking our Operating (Loss) Income and adding back the amounts of depreciation and amortization, impairment of long-lived assets (if any) and stock-based compensation, in the case of bonuses based on the Company’s achievement of EBITDA levels, as set forth in our annual, audited consolidated statements of operations and consolidated statements of cash flows for fiscal 2010, and in the case of bonuses based on a division’s achievement of EBITDA levels, as set forth in our internal statement of operations and statement of cash flows for fiscal 2010 for such division used in connection with the preparation of the Company’s annual audited consolidated financial statements. To the extent that EBITDA for fiscal 2010 exceeds any of the specified levels, the bonus awards payable to each of the employees subject to the Plan, including individuals listed above, would be appropriately adjusted.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of security holders at the Company’s 2010 Annual Meeting of Stockholders held on June 17, 2010.

Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Carter S. Evans	16,124,105	209,210	11,602,484
Walter Killough	16,127,695	205,620	11,602,484
Paul J. Raffin	16,124,645	208,670	11,602,484
Scott M. Rosen	16,076,770	256,545	11,602,484
Gene Washington	16,124,555	208,760	11,602,484

All five directors listed above were elected to a one-year term.

The following proposal was adopted by the vote indicated:

Ratification of appointment of BDO Seidman, LLP as independent registered public accountants for the fiscal year ending January 29, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,582,257	342,237	11,305	-0-

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated June 17, 2010, between the Company and Walter Killough.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: June 21, 2010	By:	/S/ MARC G. SCHUBACK
Marc G. Schuback,
Vice President, General Counsel and Secretary